                                   EXHIBIT A

                        TRANSAMERICA IDEX MUTUAL FUNDS
                        AEGON/TRANSAMERICA SERIES TRUST
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

                        Form For Rule 17e-l Transaction

  (to be attached to confirmation of agency trades with An Affiliated Broker)

Transamerica MS Capital Growth SEE ATTACHED
Name of Fund                   Date of Trade

SEE ATTACHED                   BIDS
Security                       Name of Affiliated Broker

$156.20                        $0.004
Total Commission               Unit Cost of Commission (i.e., per share charge)

   In determining whether the commissions paid by the Fund were reasonable and fair compared to commissions charged by other brokers, the following information was used:

a. Commission charged by the Affiliated Broker during the same period to other clients/1/:
   $0.004 - $0.020

b. Commissions being charged during this time period by unaffiliated broker-dealers for comparable transactions:
   $0.020 - $0.035

c. Other information considered:

d. Comments, including explanation of any material differences between commissions reported under paragraphs a and b, above and those charged to the Fund for the reported transaction:

/s/ Kelly Daniels
-----------------------------
Kelly Daniels, Vice President

/1/ Rate reflects commission charged to other MSIM clients by the affiliated broker.

                                  RULE 17e-1
                         AFFILIATED BROKER TRANSACTION
                    FOR THE QUARTER ENDING: March 31, 2014

Rule 17e-1 Form (Affiliated Broker Transactions)

                                                                                                    Broker
                                                                                                  Commission
              Affiliated Broker                                                                    Cost Per    Total
Client Name         Name         Trade Date  Transaction  Symbol  Security Name  Shares   Price     Share    Commission
-----------   -----------------  ----------  -----------  ------- -------------  ------ --------- ---------- ----------
Transamerica
  MS Capital                                                      FIRST SOLAR
  Growth        BIDS (MLCO)      1/15/2014      Sell      FSLRUS      INC         1,511 $ 52.4475  $0.0040    $  6.04
Transamerica
  MS Capital                                                      FIRST SOLAR
  Growth        BIDS (MLCO)      1/16/2014      Sell      FSLRUS      INC         1,814 $ 52.5700  $0.0040    $  7.26
Transamerica
  MS Capital                                                       SOLARCITY
  Growth        BIDS (MLCO)      1/17/2014      Buy       SCTYUS      CORP          793 $ 77.6250  $0.0040    $  3.17
Transamerica
  MS Capital                                                      FIRST SOLAR
  Growth        BIDS (MLCO)      1/21/2014      Sell      FSLRUS      INC         2,579 $ 50.9773  $0.0040    $ 10.32
Transamerica
  MS Capital                                                      ATHENAHEALTH
  Growth        BIDS (MLCO)      2/25/2014      Buy       ATHNUS      INC           710 $199.1500  $0.0040    $  2.84
Transamerica
  MS Capital
  Growth        BIDS (MLCO)      2/28/2014      Buy       FEYEUS  FIREEYE INC       810 $ 84.8500  $0.0040    $  3.24
Transamerica
  MS Capital
  Growth        BIDS (MLCO)      3/3/2014       Buy       FEYEUS  FIREEYE INC     1,230 $ 82.2400  $0.0040    $  4.92
Transamerica
  MS Capital
  Growth        BIDS (MLCO)      3/10/2014      Sell       YNDX    YANDEX NV      1,346 $ 33.1800  $0.0040    $  5.38
Transamerica
  MS Capital
  Growth        BIDS (MLCO)      3/11/2014      Sell       YNDX    YANDEX NV      3,470 $ 32.1493  $0.0040    $ 13.88
Transamerica
  MS Capital
  Growth        BIDS (MLCO)      3/14/2014      Sell       YNDX    YANDEX NV     21,116 $ 29.9328  $0.0040    $ 84.46
Transamerica
  MS Capital
  Growth        BIDS (MLCO)      3/17/2014      Sell       YNDX    YANDEX NV      3,672 $ 29.9350  $0.0040    $ 14.69
                                                                     TOTAL       39,051                       $156.20


              Affiliated Broker
Client Name         Name         Security Name   Total Cost
-----------   -----------------  -------------  -------------
Transamerica
  MS Capital                     FIRST SOLAR
  Growth        BIDS (MLCO)          INC        $   79,216.57
Transamerica
  MS Capital                     FIRST SOLAR
  Growth        BIDS (MLCO)          INC        $   95,324.04
Transamerica
  MS Capital                      SOLARCITY
  Growth        BIDS (MLCO)          CORP       $   61,572.49
Transamerica
  MS Capital                     FIRST SOLAR
  Growth        BIDS (MLCO)          INC        $  131,416.59
Transamerica
  MS Capital                     ATHENAHEALTH
  Growth        BIDS (MLCO)          INC        $  141,410.70
Transamerica
  MS Capital
  Growth        BIDS (MLCO)      FIREEYE INC    $   68,744.70
Transamerica
  MS Capital
  Growth        BIDS (MLCO)      FIREEYE INC    $  101,179.80
Transamerica
  MS Capital
  Growth        BIDS (MLCO)       YANDEX NV     $   44,632.58
Transamerica
  MS Capital
  Growth        BIDS (MLCO)       YANDEX NV     $  111,486.72
Transamerica
  MS Capital
  Growth        BIDS (MLCO)       YANDEX NV     $  631,624.71
Transamerica
  MS Capital
  Growth        BIDS (MLCO)       YANDEX NV     $  109,845.45
                                    TOTAL       $1,576,454.35

/s/ Kelly Daniels
-------------------------
Name: Kelly Daniels
Title: Vice
President - Compliance
Morgan Stanley Investment
Management, Inc.

                                   EXHIBIT B

                        TRANSAMERICA IDEX MUTUAL FUNDS
                     AEGON/TRANSAMERICA SERIES FUND, INC.
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

             Quarterly Report to the Boards of Directors/Trustees
                Regarding Transactions with Affiliated Brokers

                       for quarter ended March 31, 2014

Name of Fund: Transamerica MS Capital Growth

Total broker-dealer commissions paid by the Fund during quarter: $55,951.64

Total compensation paid by the Fund to each Affiliated Broker during quarter:

   Name of Affiliated Broker: BIDS

   Total compensation to that Affiliated Broker: $156.20

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

Comments:

Attached hereto are reports on individual transactions comprising these totals.

The undersigned certifies that these transactions were effected in compliance with the Fund's Procedures regarding payments of brokerage commissions to Affiliated Brokers under Section 17(e) and Rule 17e-1.

 /s/ Jack Murray
 ----------------------------------    4/9/14
 Jack Murray                           Date
 Executive Director